Exhibit 3.1

FIRST AMENDMENT TO

AMENDED AND RESTATED BYLAWS

OF

CITADEL BROADCASTING CORPORATION

(a Delaware corporation)

Citadel Broadcasting Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: Article V, Section 1, of the Corporation’s Amended and Restated Bylaws, is amended and restated to read in its entirety as follows:

“SECTION 1. Stock Certificates and Uncertificated Stock. Shares of the Corporation’s stock may be certificated or uncertificated, as provided by Section 158 of the Delaware General Corporation Law. Every holder of common stock in the Corporation issued prior to June 12, 2007 and every holder of a class or series of stock of the Corporation that has not been designated as uncertificated in a resolution of the Board of Directors pursuant to Section 158 of the Delaware General Corporation Law shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, Chief Executive Officer or the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restriction of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock or, in the case of uncertificated shares, summarized in a notice under Section 151(f) of the Delaware General Corporation Law, provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, or in such notice, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.”

SECOND: Article V, Section 4, of the Corporation’s Amended and Restated Bylaws, is amended and restated to read in its entirety as follows:

“SECTION 4. Transfers of Stock. (A) Upon surrender to the Corporation or to a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to cancel the old certificate and record the transaction upon its records or (B) upon proper instructions from the holder of uncertificated shares, with proof of the authenticity of signature as the Corporation or a transfer agent may require, it shall be the duty of the Corporation to record the transaction upon its records; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.”

CERTIFICATE OF ADOPTION OF AMENDMENT TO AMENDED AND RESTATED BYLAWS

THIS IS TO CERTIFY:

That, I am the duly elected, qualified and acting General Counsel, Vice President and Secretary of Citadel Broadcasting Corporation, a Delaware corporation (the “Corporation”), that the foregoing Amendment to the Corporation’s Amended and Restated Bylaws was adopted at a meeting of the Board of Directors of the Corporation on November 1, 2007. Except as set forth in the foregoing Amendment, said Amended and Restated Bylaws are in full force and effect and have not been modified, rescinded or repealed as of this date.

Executed this 1st day of November 2007

By:	/s/ Jacquelyn J. Orr
Name: Jacquelyn J. Orr Title: General Counsel, Vice President and Secretary

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